IZEA Reports Q2 2025 Revenue of $9.1 Million
Reporting $1.2 Million in Net Income, achieving $0.07 per Share, Positive Cash from Operations

ORLANDO, Fla. (August 12, 2025) - IZEA Worldwide, Inc. (NASDAQ: IZEA), a leading influencer marketing company that makes Creator Economy solutions for marketers, reported its financial and operational results for the second quarter ended June 30, 2025.

Q2 2025 Financial Summary Compared to Q2 2024
•Total revenue $9.1 million in both comparative periods
•Revenue from on-going operations (excluding $0.8 million Q2 2024 Hoozu revenue) increased 11%
•Managed Services bookings totaled $5.6 million, compared to $10.3 million
•Total costs and expenses decreased 30% to $8.4 million, compared to $12.0 million
•Net income was $1.2 million, compared to a net loss of $2.2 million
•Adjusted EBITDA* for the quarter was $1.3 million, compared to $(2.2) million
•Cash and equivalents as of June 30, 2025 totaled $50.6 million; positive cash flow from operations

Q2 2025 Highlights
•Won new business from T. Marzetti, Shampoo Hotel, Corona, Revry, Kellogg’s, Nestlé, and more
•Produced new work for A Minecraft Movie, F1: The Movie, Jeep, Acer, and others
•Enhanced our technology platform with improvements to our workflow, analytics and TikTok API
•Recruited Cecilia Peralta, VP of Talent Acquisition, to attract top talent and elevate our brand

* Adjusted EBITDA and revenue from on-going operations are non-GAAP financial measures. Refer to the definition and reconciliation of these measures under “Use of Key Metrics and Non-GAAP Financial Measures."

Management Commentary
“Q2 was another exceptional quarter for IZEA. With 11% growth in on-going operations, strong margins, and the impact of lowering operating costs across the company, we produced the first profitable quarter, both from operations and net income, in our history. We are making good on our promise to accelerate our path to profitability,” commented Patrick Venetucci, CEO. “We executed a strategic shift toward larger, more profitable, and recurring accounts, while deemphasizing smaller, less profitable projects. We focused our sales and delivery teams on building a strong base for repeatable and profitable growth. While our bookings fell during the first half of 2025, the decline was largely in unprofitable business. We have a strong and growing pipeline that we believe will support profitable growth over the next twelve months. We anticipate that operating expenses will increase gradually to support this growth; however, we believe our current cost structure is better aligned to scale efficiently, limiting the recurrence of historical cash losses and reducing the strain on working capital as we expand our business. Taken together, this is strong evidence that the transformational changes we made in Q4 2024 are bearing fruit”

Q2 2025 Financial Results
Total revenue in the second quarter of 2025 totaled $9.1 million, a 0.4% increase compared to the prior year quarter. Excluding Hoozu, which was divested in December 2024, revenue grew 11% compared to the second quarter of 2024.

Cost of revenue in the second quarter of 2025 totaled to $4.4 million, or 48% of revenue, compared to $5.2 million, or 57%, in the prior-year quarter. Excluding Hoozu, the cost of revenue grew 1% compared to the second quarter of 2024.

Costs and expenses, excluding the cost of revenue, totaled $4.0 million for the second quarter of 2025, representing a 41% decrease from the prior-year quarter of $2.8 million. Sales and marketing costs were $1.0 million during the second quarter of 2025, representing a 70% decrease from $3.2 million in the prior-year quarter. The decrease was largely due to reduced costs resulting from our targeted workforce reduction, as well as a temporary pause in advertising spending and lower general contractor fees. General and administrative costs totaled $2.9 million during the quarter, a $0.5 million, or 14%, decrease compared to the prior-year quarter. General and administrative expenses decreased mainly due to reduced employee-related expenses related to our targeted workforce reduction, reduced use of external contractors, and lower spending on professional services and software licensing.

Net income in the second quarter of 2025 was $1.2 million, or $0.07 per share, as compared to a net loss of $2.2 million, or

$(0.13) per share in the second quarter of 2024, based on 17.8 million and 16.4 million average shares outstanding, respectively.

Adjusted EBITDA (as defined below, a non-GAAP measure management used as a proxy for operating cash flow) totaled $1.3 million in the second quarter of 2025, compared with $(2.2) million in the comparative period.

As of June 30, 2025, our cash, cash equivalents, and investments totaled $50.6 million. The company has no outstanding long-term debt.

We previously announced our commitment to repurchase up to $10.0 million of our stock in the open market, subject to certain restrictions. During the second quarter of 2025, we purchased a total of 121,788 shares at an average share price of $2.29 under our program for an aggregate investment of $0.3 million. Through August 8, 2025, we’ve purchased 523,268 shares, investing $1.3 million under the repurchase program.

Conference Call
IZEA will hold a conference call to discuss its second quarter 2025 results on Tuesday, August 12, 2025, at 5:00 p.m. EDT. IZEA's CEO Patrick Venetucci and CFO Peter Biere will host the call, followed by a question and answer period.

Date: Tuesday, August 12, 2025
Time: 5:00 p.m. EDT
Webcast link: https://viavid.webcasts.com/starthere.jsp?ei=1727723&tp_key=0f55fcfc8d
Toll-free dial-in number: 1-877-407-4018
International dial-in number: 1-201-689-8471

Please call the conference telephone number five (5) minutes before the start time. An operator will register your name and organization. A call replay will be made available approximately 3 hours after the conference ends until Tuesday, August 19, 2025, at 11:59 p.m. EDT.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 13754979

About IZEA Worldwide, Inc.
IZEA Worldwide, Inc. (“IZEA”), is an influencer marketing company with a mission to make creator economy solutions for marketers. We do this by lighting up the Creator Economy with IZEAs—our strategies, campaigns, and solutions that build brands and drive demand. Since launching the industry’s first-ever influencer marketing platform in 2006, IZEA has facilitated nearly 4 million collaborations between brands and creators.

Use of Key Metrics and Non-GAAP Financial Measures
Managed Services bookings measure all sales orders received during a period less cancellations received, or refunds given during the same period. Sales order contracts vary in complexity with each customer and range from custom content delivery to integrated marketing services; our contracts generally run from several months for smaller contracts to twelve months for larger contracts. We recognize revenue from our Managed Services contracts based on a percentage of completion basis as we deliver the content or services over time, which can vary greatly from a few weeks to a year. For this reason, Managed Services bookings, while an overall indicator of the health of our business, may not be used to predict quarterly revenues and could be subject to future adjustments.

Managed Services bookings is a useful metric as it reflects the amount of orders received in one period, even though revenue may be reflected over time. Management uses the Managed Services bookings metric to plan its operating staff, identify key customer group trends, enlighten go-to-market activities, and inform its product development efforts.

"Adjusted EBITDA" is a non-GAAP financial measure under the Securities and Exchange Commission rules. EBITDA is commonly defined as "earnings before interest income and expense, taxes, depreciation, and amortization." IZEA defines “Adjusted EBITDA” as earnings or loss before interest expense, interest income, taxes, depreciation and amortization, non-cash stock-based compensation, gain or loss on asset disposals or impairment, and certain other unusual or non-cash income and expense items such as gains or losses on settlement of liabilities and exchanges, and changes in the fair value of derivatives, if applicable.
We believe that Adjusted EBITDA provides useful information to investors as it primarily excludes non-cash and non-

operating transactions, and it provides consistency to facilitate period-to-period comparisons.

Revenue from on-going operations excludes revenue from Hoozu in the prior year period. Hoozu was divested by the Company in December 2024. We believe this is useful to investors to facilitate period to period comparisons.
All companies do not calculate bookings and Adjusted EBITDA in the same manner. These metrics and financial measures, as presented by IZEA, may not be comparable to those presented by other companies. Moreover, these metrics and financial measures have limitations as analytical tools. You should not consider them in isolation or as a substitute for an analysis of our results of operations or, with respect to non-GAAP financial measures, as reported under GAAP. A reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure is presented in the financial tables included in this press release.

Safe Harbor Statement
All statements in this release that are not based on historical fact are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of forward-looking terms such as “may,” “will,” “would,” “could,” “should,” “expect,” “anticipate,” “hope,” “estimate,” “optimistic,” “believe,” “intend,” “ought to,” "likely," "projects," “plans,” "pursue," "strategy" or "future," or the negative of these words or other words or expressions of similar meaning. Examples of forward-looking statements include, among others, statements we make regarding expectations concerning product development and platform launches, future financial performance and operating results, including regarding recognition of bookings as revenues, the share repurchase authorization and any use of such authorization, growth, or maintenance of customer relationships, and expectations concerning IZEA’s business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements as a result of various factors, including, among others, the following: competitive conditions in the content and social sponsorship segment in which IZEA operates; failure to popularize one or more of the marketplace platforms of IZEA; our ability to maintain disclosure controls and procedures and internal control over financial reporting; our ability to satisfy the requirements for continued listing of our common stock on the Nasdaq Capital Market; changing economic conditions that are less favorable than expected; and other risks and uncertainties described in IZEA’s periodic reports filed with the Securities and Exchange Commission. The forward-looking statements made in this release speak only as of the date of this release, and IZEA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Press Contact
Matt Gray
IZEA Worldwide, Inc.
Phone: 407-674-6911
Email: ir@izea.com

IZEA Worldwide, Inc.
Unaudited Consolidated Balance Sheets

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$50,643,015	$44,644,468
Accounts receivable, net	6,177,880	7,781,824
Prepaid expenses	545,794	1,079,045
Short term investments	—	6,427,488
Other current assets	22,370	97,215
Total current assets	57,389,059	60,030,040

Property and equipment, net of accumulated depreciation	58,890	103,574
Software development costs, net of accumulated amortization	2,182,241	2,086,660
Total assets	$59,630,190	$62,220,274

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	957,100	1,511,747
Accrued expenses	2,631,553	3,734,123
Contract liabilities	6,661,453	8,188,651
Total current liabilities	10,250,106	13,434,521

Finance obligation, less current portion	—	4,034
Total liabilities	10,250,106	13,438,555

Commitments and Contingencies	—	—

Stockholders’ equity:
Preferred stock; $.0001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $0.0001 par value; $50,000,000 shares authorized; shares issued: $17,803,029 and $17,518,018, respectively, shares outstanding: $16,913,906 and $16,931,169, respectively.	1,780	1,752
Treasury stock at cost: 889,123 and 586,849 shares at June 30, 2025 and December 31, 2024, respectively	(2,344,698)	(1,622,065)
Additional paid-in capital	155,009,102	154,593,800
Accumulated deficit	(103,234,787)	(104,297,055)
Accumulated other comprehensive income (loss)	(51,313)	105,287
Total stockholders’ equity	49,380,084	48,781,719
Total liabilities and stockholders’ equity	$59,630,190	$62,220,274

IZEA Worldwide, Inc.
Unaudited Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$9,133,232	$9,093,816	$17,101,595	$16,046,699

Costs and expenses:
Cost of revenue	4,386,612	5,177,600	8,788,186	9,145,575
Sales and marketing	962,017	3,206,979	2,083,799	6,263,270
General and administrative	2,897,551	3,372,797	5,838,058	7,155,883
Depreciation and amortization	149,242	225,748	309,594	429,934
Total costs and expenses	8,395,422	11,983,124	17,019,637	22,994,662

Income (loss) from operations	737,810	(2,889,308)	81,958	(6,947,963)

Other income (expense):
Change in the fair value of digital assets	—	(26,043)	—	80,116
Interest expense	(1,784)	(1,999)	(3,438)	(4,000)
Other income (expense), net	469,042	634,226	983,748	1,304,091
Total other income (expense), net	467,258	606,184	980,310	1,380,207

Net income (loss) before income taxes	$1,205,068	$(2,283,124)	$1,062,268	$(5,567,756)
Tax benefit	—	88,296	—	107,078
Net income ( loss)	1,205,068	(2,194,828)	1,062,268	(5,460,678)

Weighted average common shares outstanding – basic	16,947,527	16,437,460	16,980,960	16,470,467
Basic income (loss) per common share	$0.07	$(0.13)	$0.06	$(0.33)

Weighted average common shares outstanding - diluted	17,817,378	16,437,460	17,827,552	16,470,467
Diluted income (loss) per common share	$0.07	$(0.13)	$0.06	$(0.33)

IZEA Worldwide, Inc.
Unaudited Consolidated Statements of Comprehensive Income (Loss)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss)	$1,205,068	$(2,194,828)	$1,062,268	$(5,460,678)

Other comprehensive income (loss)
Unrealized gain (loss) on securities held	1,694	92,630	(12,209)	150,807
Unrealized gain (loss) on currency translation	(34,932)	(16,472)	(144,391)	(12,302)
Total other comprehensive income (loss)	(33,238)	76,158	(156,600)	138,505

Total comprehensive income (loss)	$1,171,830	$(2,118,670)	$905,668	$(5,322,173)

IZEA Worldwide, Inc.
Revenue Details

Revenue details by type:

	Three Months Ended June 30,
	2025		2024		$ Change	% Change
Managed Services Revenue
On-Going Operations	$9,053,031	99%	$8,019,123	88%	$1,033,908	13%
Hoozu	—	—%	831,340	9%	(831,340)	(100)%
Total Managed Services Revenue	9,053,031	99%	8,850,463	97%	202,568	2%

SaaS Services Revenue	80,201	1%	243,353	3%	(163,152)	(67)%

Total Revenue	$9,133,232	100%	$9,093,816	100%	$39,416	0%

	Six Months Ended June 30,
	2025		2024		$ Change	% Change
Managed Services Revenue
On-Going Operations	$16,960,441	99%	$14,218,349	89%	$2,742,092	19%
Hoozu	—	—%	1,328,656	8%	(1,328,656)	(100)%
Total Managed Services Revenue	16,960,441	99%	15,547,005	97%	1,413,436	9%

SaaS Services Revenue	141,154	1%	499,694	3%	(358,540)	(72)%

Total Revenue	$17,101,595	100%	$16,046,699	100%	$1,054,896	7%

IZEA Worldwide, Inc.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss) from operations	$1,205,068	$(2,194,828)	$1,062,268	$(5,460,678)
Adjustment to fair market value of digital assets	—	26,044	—	(80,115)
Non-cash stock-based compensation	355,714	394,931	640,846	749,120
Non-cash stock issued for payment of services	89,994	75,000	179,996	150,006
Depreciation and amortization	149,242	225,748	309,594	429,934
Interest expense	1,784	1,999	3,438	4,000
Interest income	(475,342)	(634,765)	(946,532)	(1,301,017)
Tax benefit	—	(88,296)	—	(107,078)
Adjusted EBITDA(1)	$1,326,460	$(2,194,167)	$1,249,610	$(5,615,828)
(1) Adjusted EBITDA presentation varies from prior disclosure, primarily to exclude non-operating items such as interest income.